EXHIBIT 99.1

Alpha Pro Tech, Ltd
CERTIFICATION PURSUANT TO
18 U.S.C.SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Quarterly Report of Alpha Pro Tech, Ltd on from 10-Q for the period ending March 31,2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sheldon Hoffman Chief Executive Officer of the company, certify, pursuant to 10 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(2)                                   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DATE:	April 21, 2003	BY:	/s/ Sheldon Hoffman
SHELDON HOFFMAN
CHIEF EXECUTIVE OFFICER